EXHIBIT 10.20

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This First Amendment to Second Amended and Restated Loan and Security Agreement is entered into as of December 29, 2003 (the “Amendment”), by and between COMERICA BANK (“Bank”) and MOTIVE, INC. (fka MOTIVE COMMUNICATIONS, INC.), a Delaware corporation (“Borrower”).

REClTALS

Borrower and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of June 30, 2003 (as amended from time to time, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. All references in the Loan Documents to “MOTIVE COMMUNICATIONS, INC.” shall mean and refer to

“MOTIVE, INC.”

2. The following defined terms in Exhibit A to the Agreement hereby are amended to read, or added, as follows:

“Facility C Term Loan Maturity Date” means thirty-six (36) months from the date amortization of the Facility C Term Loan commences (as set forth in Section 2.3(e)).”

3. Section 2.l(e) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Facility C Term Loan. As of June 30, 2003, there are outstanding advances under a multi- draw term loan executed under the Original Loan Agreement as amended (the “Facility C Term Loan”) in the principal amount equal to $6,000,000. Borrower shall not request or receive any further advances under the Facility C Term Loan. Interest shall continue to accrue on the Facility C Term Loan at the rate specified in Section 2.3(a). Payments on accrued interest shall be made monthly, on the last day of each month, through December 31, 2004, provided that (i) Borrower has a sufficient Borrowing Base and (ii) Borrower is in compliance with all covenants. Beginning on the earlier of (x) a reporting period in which the Borrower does not evidence a sufficient Borrowing Base or (y) January 31, 2005. Borrower shall make thirty-six (36) equal payments of principal, plus all accrued interest, on the last day of each month, through the earlier of (a) thirty-six (36) months from the date of the insufficient Borrowing Base or (b) December 31, 2007, at which time all amounts due under this Section 2.1 (e) shall be immediately due and payable. Advances under the Facility C Term Loan, once repaid, may not be reborrowed. Borrower may prepay all advances under the Facility C Term Loan without penalty or premium.”

4. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the respective Loan Documents. Except as amended, the Loan Documents remains in full force and effect.

5. Except as set forth in paragraph 7, below. Borrower represents and warrants that the representations and warranties contained in the Loan Documents are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7. Bank hereby acknowledges that Borrower changed its legal name from “Motive Communications, Inc.” to “Motive, Inc.” via a Certificate of Amendment filed with the Secretary of State of Delaware on December 2, 2003. Bank hereby waives any Event of Default that may have occurred under the Loan Documents as a result of such name change.

8. By executing this Amendment below, Borrower hereby authorizes Bank, or its representative, to file one (1) or more UCC Financing Statement Amendments to reflect the correct legal name of Borrower.

9. Borrower hereby authorizes Bank to debit from any of Borrower’s accounts with Bank, an amount equal to all Bank Expenses incurred to date in connection with the Loan Documents.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMERICA BANK

By:	/s/ Philip A. Wright
Name:	Philip A. Wright
Title:	Vice President

MOTIVE, INC. (fka MOTIVE COMMUNICATIONS, INC.)

By:	/s/ Paul Baker
Name:	Paul Baker
Title:	Chief Financial Officer